Exhibit 99.1

BitMine Appoints New CEO and Three Independent Board Appointments

Chi Tsang to succeed Jonathan Bates as Bitmine’s Chief Executive Officer and join BitMine’s Board of Directors

Robert Sechan, Founder of NewEdge Capital Group and CEO of NewEdge Wealth, joins as an Independent Director

Jason Edgeworth, Asset Manager for JPD Family Holdings, joins as an Independent Director

Olivia Howe, Chief Legal Officer at RigUp, joins as an Independent Director

BitMine is the world’s largest ETH Treasury company with more than 2.9% of the ethereum network

BitMine is supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, and Galaxy Digital to support BitMine’s goal of acquiring 5% of ETH: The alchemy of 5%

LAS VEGAS, November 14th, 2025 /PRNewswire/ — (NYSE AMERICAN: BMNR) BitMine Immersion Technologies, Inc. (“BitMine” or the “Company”) today announced that Chi Tsang has been appointed Chief Executive Officer (“CEO”) and appointed as a member of the Company’s Board of Directors (the “Board”). Additionally, BitMine is pleased to announce the appointment of three independent Board members: Robert Sechan, Olivia Howe and Jason Edgeworth. These appointments are effective immediately.

“Our new CEO and Board members bring a unique blend of experience, insight, and leadership across technology, DeFi and financial services, enabling BitMine to further position itself as the bridge between traditional capital markets and the supercycle Ethereum ecosystem,” stated Thomas “Tom” Lee, Chairman of the Board.

“The transformation and innovation now facing Wall Street through blockchain and Ethereum mirror the explosion of opportunity that mobile phones and the internet unleashed on telecoms and technology in the 1990s,” said Chi Tsang, CEO of BitMine. “With its substantial Ethereum holdings and credibility with both Wall Street and the Ethereum ecosystem, BitMine is positioned to become a leading financial institution.”

“Building BitMine from the ground up to become an NYSE listed company, and then the world’s largest holder of Ethereum, has been a remarkable journey,” said former BitMine CEO, Jonathan Bates. “I’m proud of what our team has achieved, and I have complete confidence that Tom and BitMine’s new leadership will carry that momentum as it continues to grow.”

“Tom Lee has been at the forefront and capitalized on so many of the key secular stories in the two decades I have known him,” said Robert Sechan, independent board member and founder of NewEdge Capital Group and CEO of NewEdge Wealth. “From wireless in the early 90s; to creating the leading independent research firm in 2014, just in front of this massive retail stock flows; being the first person on Wall Street to advocate for Bitcoin in 2017; and even to identifying AI as a secular story in 2018. So to me, his view that Ethereum is a supercycle is something that resonates with me, and a key reason I am delighted to serve on the Board of BitMine.”

“I’ve followed BitMine’s growth journey from a virtually unknown company to the largest Ethereum DAT in the world,” said Olivia Howe, newly appointed independent board member of BitMine and Chief Legal Officer at RigUp, Inc. “I’m honored to join the Board at this pivotal moment, working alongside Chairman Tom Lee to help contribute to its continued success.”

“I’m honored to join the Board of BitMine and believe in Tom’s bold vision to establish BitMine as a critical infrastructure partner in the Ethereum ecosystem,” said Jason Edgeworth, newly appointed independent board member of BitMine. “I look forward to working alongside the leadership team and my fellow directors to help drive long-term value for shareholders and position BitMine for continued growth.”

The Company recently released a corporate presentation, which can be found here: https://bitminetech.io/investor-relations/

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About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

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Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.

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